Exhibit 99.1

Investor Information: 877-934-4687 investor@kratosdefense.com
Kratos Announces New Directors as Part of Ongoing Board Refresh and Augmentation Process and Thanks Retiring Directors for Their Service to the Company and its National Security Focused Mission

SAN DIEGO, November 2, 2023 (GLOBE NEWSWIRE) -- Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a Technology Company in the Defense, National Security and Global Markets, today announced updates related to its Board of Directors. As the result of an ongoing Board augmentation and refreshment process, the Company has appointed retired Army Col. Brad Boyd and recently retired long-time equity fund Portfolio Manager Dan Hagen, to the Kratos Board of Directors, effective November 1, 2023. Mr. Boyd and Mr. Hagen both bring significant relevant and diverse experience and expertise to the Kratos Board.

Brad Boyd is currently a Visiting Fellow at the Hoover Institution at Stanford University where his work focuses on automation and autonomy in warfare, as well as emergent technology in National Security, and has also served as a Senior Advisor to The Roosevelt Group since 2021. Mr. Boyd completed his 31-year military career in the U.S. Army after an initial 12 years in the U.S. Marine Corps. Mr. Boyd has also served as Defense and Foreign Policy Advisor to Senator Angus King, as Director of Chief of Staff of the Army General Mark Milley’s Coordination Group, and as the lead for AI-enabled warfighting development at the Department of Defense’s Joint Artificial Intelligence Center. He also served as the U.S. Army’s liaison to the British Army for Capability Development at British Army Headquarters in the United Kingdom. Mr. Boyd’s operational experience includes deployments throughout Central Asia, the Middle East, the Western Pacific, Europe, and South America. Mr. Boyd was a Seminar XXI Fellow at the Massachusetts Institute of Technology and the Senior Military Fellow at the Center for International Security and Cooperation at Stanford University where he published works on cyber and AI-enabled information operations. Mr. Boyd holds a Masters in International Politics from Cambridge, a Masters in Strategic Cyber Operations from the Army’s Command and General Staff College, and a Bachelor of Arts in Anthropology from the University of California, Irvine.

Dan Hagen recently retired as a long-standing Portfolio Manager for the Small Cap Growth team at Peregrine Capital Management, where he shared the responsibility for fundamental research, stock selection and portfolio management for an over $1 billion portfolio of small cap stocks, including a focus

Exhibit 99.1
on value creation and generation. At times, Kratos was included as an investment in Peregrine’s Small Cap Growth fund. Mr. Hagen initially joined Peregrine’s Small Cap Growth team in 1996 as a Research Analyst and served on Peregrine’s Board following Peregrine’s buyout from Wells Fargo in 2016 until his retirement in June 2023. Prior to Peregrine, Mr. Hagen was a Managing Director and Assistant Manager for the Equity Strategy Group at Piper Jaffray. He joined Piper Jaffray as a Statistical Analyst in 1983, upon graduating from the University of Minnesota School of Management (now Carlson School of Management) with a BSB in Business Administration with an emphasis in Finance. Mr. Hagen was a member of the Chartered Financial Analyst (CFA) Society of Minnesota and the CFA Institute and is a past board member of the Piper Jaffray Foundation. He regularly shares his broad industry and business experience and significant financial expertise with a number of nonprofit organizations.

Kratos today also announced the retirements of Samuel Liberatore and Jane Judd from the Company’s Board of Directors effective November 1, 2023. Mr. Liberatore and Ms. Judd joined the Board in 2009 and 2011, respectively. During their tenure, Mr. Liberatore and Ms. Judd provided valuable insight and expertise as the Company successfully executed its technology, products, systems and software strategy.

"We are pleased to welcome Dan and Brad to the Company’s Board of Directors. The Board has been carefully considering adding directors with important relevant experience over the last several years and today’s announcement demonstrates this ongoing commitment," said Amy Zegart, Chair of the Board’s Nominating & Governance Committee. "Dan’s financial acumen and years of experience creating significant value as a portfolio manager in the small cap industrial, technology and defense areas, as a research analyst and his in-depth experience with the investing community, and Brad’s depth of knowledge and experience as a defense and national security policy advisor and military operator, bring additional and new perspectives into the Kratos Board room. Dan and Brad, along with the other Directors, will be vital to our decision-making processes, including capital allocation and investment, as we further the Company's momentum as a leading technology provider, including in the areas of unmanned aerial drone systems, space and satellite communications, cyber warfare and AI-enabled operations, and driving long-term growth and value creation for all Company stakeholders.”

Bill Hoglund, Chairman of the Company’s Board of Directors, said, “We thank Sam and Jane for their service, contributions, and long-standing commitment to Kratos and wish them well in their retirement and success in their future endeavors. We also welcome Dan and Brad to the Kratos Board of Directors, and we look forward to working with them as we continue the execution of our strategy, to be the premier technology, product and software based company in the defense, national security and global markets.”

Exhibit 99.1
About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a Technology Company that develops and fields transformative, affordable systems, products and solutions for United States National Security, our allies and global commercial enterprises. At Kratos, Affordability is a Technology, and Kratos is changing the way breakthrough technology is rapidly brought to market – at a low cost – with actual products, systems and technologies rather than slide decks or renderings. Through proven commercial and venture capital backed approaches, including proactive, internally funded research and streamlined development processes, Kratos is focused on being First to Market with our solutions, well in advance of competition. Kratos is the recognized Technology Disruptor in our core market areas, including Space and Satellite Communications, Cyber Security and Warfare, Unmanned Systems, Rocket and Hypersonic Systems, Next-Generation Jet Engines and Propulsion Systems, Microwave Electronics, C5ISR and Virtual and Augmented Reality Training Systems. For more information, visit www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Kratos believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 25, 2022, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.

Press Contact:
Yolanda White
858-812-7302 Direct
3